SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  April 13, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 5.       Other Events.

     On April 13, 2004, Fleetwood Enterprises, Inc. announced that its shareholders approved the proposal to increase the Company's authorized shares of common stock from 75 million to 150 million. A press release describing the special shareholder meeting is attached as Exhibit 99.1 hereto.

Item 7.      Exhibits.

(c) Exhibits.  The following exhibit is being furnished herewith:

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. issued April
                13, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  April 16, 2004                By:   /s/  Leonard J. McGill
                                        --------------------------
                                          Leonard J. McGill
                                          Senior Vice President-Corporate
                                          Finance; Chief Governance Officer


                                                    Exhibit 99.1

     FLEETWOOD ANNOUNCES RESULT OF SPECIAL SHAREHOLDERS' MEETING

Riverside, Calif., April 13, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, announced today that its special shareholders' meeting was held on April 12, 2004. At the meeting, the shareholders approved the proposal to increase the Company's authorized shares of common stock from 75 million to 150 million. No other business was conducted at the meeting.

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer a high value quotient to our customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.